UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2007

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

P.O. Box 619566

DFW, Texas  75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Board of Directors (the “Board”) of Michaels Stores, Inc. (the “Company”) approved the following actions relating to the Company’s executive officers:

2007 Base Compensation Determination for Certain Executive Officers

The Board approved the annual base compensation rate, payable during continued employment, for Nicholas E. Crombie, in connection with his promotion to Executive Vice President – Store Operations, to be effective as of May 6, 2007.  The following table sets forth the annual base compensation rate of Mr. Crombie at the end of fiscal 2006 and as adjusted for fiscal 2007:

Name and Position	Fiscal 2007	Fiscal 2006

Nicholas E. Crombie Executive Vice President – Store Operations	$300,000	$204,000

Fiscal Year 2007 Bonus Plans

The Board approved the Fiscal Year 2007 Bonus Plans for the following executive officers of the Company:

Name	Position
Nicholas E. Crombie	Executive Vice President – Store Operations
Thomas C. DeCaro (1)	Executive Vice President – Supply Chain
Harvey S. Kanter (1)	Executive Vice President – Chief Merchant

(1)      The Board approved amended Fiscal Year 2007 Bonus Plans for Messrs. DeCaro and Kanter.  Accordingly, these amended bonus plans supersede the Fiscal Year 2007 Bonus Plans approved by the Board on March 28, 2007; see the Company’s Form 8-K filed on March 30, 2007, SEC File No. 001-09338.

The Fiscal Year 2007 Bonus Plans for the foregoing executive officers are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, and each is incorporated by reference into this Item 5.02.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fiscal Year 2007 Bonus Plan for Nicholas E. Crombie
10.2	Fiscal Year 2007 Bonus Plan for Thomas C. DeCaro
10.3	Fiscal Year 2007 Bonus Plan for Harvey S. Kanter

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Date: May 30, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fiscal Year 2007 Bonus Plan for Nicholas E. Crombie
10.2	Fiscal Year 2007 Bonus Plan for Thomas C. DeCaro
10.3	Fiscal Year 2007 Bonus Plan for Harvey S. Kanter